Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156808) and Form S-8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated February 26, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2009